Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of June 5, 1998, among Hyco International, Inc., a Delaware corporation (the “Company”), Centre Capital Investors II, L.P. (“Centre Capital”), Centre Capital Tax-Exempt Investors II, L.P. (“Centre Capital Tax-Exempt”), Centre Capital Offshore Investors II, L.P. (“Centre Offshore”), Centre Parallel Management Partners, L.P. (“Centre Parallel”), Centre Partners Coinvestment, L.P. (“Centre Coinvestment”) and State Board of Administration of Florida (“Florida Fund” and, together with Centre Capital, Centre Capital Tax-Exempt, Centre Offshore, Centre Parallel and Centre Coinvestment, the “Centre Funds”).

Each of the Centre Funds has offered to subscribe to the Common Stock, par value $3.20 per share (the “Common Stock”), of the Company (the “Subscription Offers”). In order to induce the Centre Funds to make such Subscription Offers, the Company has agreed to provide each of the Centre Funds with the registration rights set forth in this Agreement. Accordingly, the execution and delivery of this Agreement is a condition to the consummation of all of the Subscription Offers. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 7.

The parties hereto agree as follows:

1. Demand Registrations.

(a) Requests for Registration. Each of the Centre Funds, individually, altogether or any combination thereof, may request registration under the Securities Act of 1933 (the “Securities Act”) of all or any portion of their Registrable Securities (as such term is defined in Section 7 hereof) on Form S-1 or any similar long-form registration or Form S-2 or S-3 or any similar short-form registration, if available. All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within seven days after receipt of any such request, the Company will give written notice of such request to all other holders of Registrable Securities and will include in such registration (subject to Section 1(c) hereof) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b) Number of Registrations. The Centre Funds shall be entitled to request, in the aggregate, five Demand Registrations in which the Company shall pay all Registration Expenses. A registration shall not count as one of such five Demand Registrations unless the Centre Funds participating in such registration (“Participating Centre Funds”) are able to register and sell all of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of such five Demand Registrations.

(c) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without prior written consent of each of the Participating Centre Funds. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Participating Centre

Funds, the Company shall first include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included (pro rata among the Participating Centre Funds or except as they may otherwise agree) which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering.

(d) Selection of Underwriters. The Participating Centre Funds shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which shall not be unreasonably withheld.

(e) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Centre Funds; provided that the Company may grant rights to other Persons to participate in Piggyback Registrations on terms not inconsistent with the provisions of Section 2.

2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to each of the Centre Funds of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within 20 days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, on a pro rata basis, the Registrable Securities of each of the Centre Funds (pro rata among such funds or except as they may otherwise agree) requested to be included in such registration and any remaining securities requested to be included in such registration in accordance with the terms and conditions of this Agreement (pro rata based on the number of securities owned by each holder thereof).

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, pro rata among the holders of such securities based on the number of shares owned by each such holder, and (ii) second, on a pro rata basis, the Registrable Securities of each of the Centre Funds (pro rata among such funds or except as they may otherwise agree) requested to be included in such registration and any remaining securities requested to be included in such registration in accordance with the terms and conditions of this Agreement (pro rata based on the number of securities owned by each holder thereof).

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be subject to the approval of each of the Participating Centre Funds, such approval not to be unreasonably withheld.

(f) Other Registrations. If the Company has previously filed a registration statement with respect to the Registrable Securities of the Centre Funds pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any additional registration of securities other than the Registrable Securities until a period of at least 90 days has elapsed from the effective date of such previous registration.

3. Registration Procedures. Whenever any of the Centre Funds shall have requested that any of its Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, in furtherance thereof, the Company shall as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Participating Centre Funds copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) notify the Participating Centre Funds of the effectiveness of each registration statement filed hereunder, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Participating Centre Funds;

(c) furnish to the Participating Centre Funds the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (included each preliminary prospectus) and such other documents as the Participating Centre Funds may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Centre Funds;

(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Participating Centre Funds reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Centre Funds to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Participating Centre Funds (provided that the Company shall, not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (ii) subject itself to taxation in any jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify the Participating Centre Funds, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of such Centre Funds, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not so listed, cause all such Registrable Securities to be listed on the NASD automated quotation system (“NASDAQ”) and, if listed on NASDAQ, use its best efforts to arrange for at least two market makers to register as such with respect to such Registrable Securities within the National Association of Securities Dealers (“NASD”);

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Participating Centre Funds or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(i) make available for reasonable investigation by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Participating Centre Funds and any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) permit the Participating Centre Funds, in their sole and exclusive discretion, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Centre Funds and their counsel should be included;

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order;

(m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Centre Funds to consummate the disposition of such Registrable Securities; and

(n) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Participating Centre Funds reasonably request.

4. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company, and the reasonable fees and disbursements of one counsel chosen by the Centre Funds (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

5. Indemnification.

(a) The Company agrees to indemnify, to the full extent permitted by law, the Centre Funds, their officers and directors and each Person who controls such Centre Funds (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Centre Funds expressly for use therein or by the Participating Centre Funds’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Centre Funds with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent also provided above with respect to the indemnification of the Participating Centre Funds.

(b) In connection with any registration statement in which a Centre Fund is participating, such Centre Fund shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Centre Funds; provided that the obligation to so indemnify shall be several, but not joint, and shall be limited to the net amount of proceeds received by the Participating Centre Funds from the sale of their Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the termination of this Agreement whether by disposition of the Registrable Securities or otherwise.

(e) In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by this Section 5 is for any reason not available, the parties required to indemnify the terms thereof shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnity agreement incurred by any indemnified party and one or more of the underwriters, if any, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the parties’ relative fault concerning the matter with respect to which the claim was asserted, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided that, in the case of the Centre Funds, the obligation to so contribute shall be several, but not joint, and shall be limited to the net amount of proceeds received by the Participating Centre Funds from the sale of their Registrable Securities pursuant to such registration statement. In complying with the foregoing, the Company shall make all provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

6. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved of by the Participating Centre Funds and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

7. Definitions.

(a) “Person” means any individual, firm, corporation, general or limited partnership, limited liability company, trust, association, joint venture, government (or any agency or political subdivision thereof) or other entity of any kind.

(b) “Registrable Securities” means (i) all of the shares of Common Stock sold and issued to the Centre Funds pursuant to the Subscription Offers or otherwise acquired by the Centre Funds at any time thereafter and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidations or other reorganization. Any particular Registrable Securities shall cease to be

Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

8. Miscellaneous.

(a) No Inconsistent Agreements. The Company hereby represents and warrants that, as of the date hereof, there exists no agreement with respect to its securities which is inconsistent or conflicts with the rights granted to the Centre Funds under this Agreement and acknowledges and agrees that the foregoing representation and warranty shall survive the execution of this Agreement and remain in effect at all times thereafter. The Company further covenants and agrees that it shall not hereafter enter into any agreement with respect to its securities which is inconsistent or conflicts with the rights granted to the Centre Funds under this Agreement.

(b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of any of the Centre Funds to include their Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by a writing signed by all of the parties.

(e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

(j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and the Centre Funds at such addresses and to the attention of such persons as is set forth in the Stockholders’ Agreement of even date herewith among (among other parties) the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE CENTRE FUNDS:

CENTRE CAPITAL INVESTORS II, L.P.

CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.

By:	Centre Partners II, L.P., as General Partner of such partnerships

By:	Centre Partners Management LLC, Attorney-in-Fact

	By:	/s/ Jonathan H. Kagan
Jonathan H. Kagan
Managing Director

CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.

CENTRE PARTNERS COINVESTMENT, L.P.

By:	Centre Partners II LLC, as General Partner of such partnerships

	By:	/s/ Jonathan H. Kagan
Jonathan H. Kagan
Managing Director

[signatures continued on following page]

THE STATE BOARD OF ADMINISTRATION OF FLORIDA

By:	Centre Parallel Management Partners, L.P., Attorney-in-Fact

By:	Centre Partners II LLC, General Partner

	By:	/s/ Jonathan H. Kagan
Jonathan H. Kagan
Managing Director

THE COMPANY:

HYCO INTERNATIONAL, INC.

	By:	/s/ Richard S. Melrose
Richard S. Melrose
Chief Executive Officer